UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 8, 2019
CONSTRUCTION PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38479	26-0758017
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Healthwest Drive, Suite 2 Dothan, Alabama 36303 (Address of principal executive offices, including zip code)

(334) 673-9763 (Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).        Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                  ☒

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On March 8, 2019, Construction Partners, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). Summarized below are descriptions of the matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1 – Election of Class I Directors. The stockholders elected each of the two nominees to serve as Class I directors for a three-year term expiring at the Company’s 2022 annual meeting of stockholders. Each of the director nominees was a current director of the Company who was re-elected. The voting for each of the director nominees at the Annual Meeting was as follows:

Name	Votes For	Withhold Authority	Broker Non-Votes
Ned N. Fleming, III	395,652,629	6,295,421	1,492,573
Charles E. Owens	396,522,507	5,425,543	1,492,573

Proposal 2 – Ratification of Appointment of Independent Registered Public Accountants. The Company's stockholders ratified the appointment of RSM US LLP as the Company’s independent registered public accountants for the fiscal year ending September 30, 2019. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions
403,378,538	53,579	8,506

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTRUCTION PARTNERS, INC.

Date: March 8, 2019	By:	/s/ Charles E. Owens
Charles E. Owens
President and Chief Executive Officer